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                                                                       Exhibit 8



                                October 29, 2002

Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Harris Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of up to $150,000,000 aggregate principal amount of the Company's 3.5% Convertible Debentures due 2022 (the "Debentures") and the shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of the Debentures (collectively with the Debentures, the "Securities") by the holders of the Securities. The Debentures were issued under an Indenture, dated as of August 26, 2002 (the "Indenture"), between the Company and The Bank of New York.

         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Preliminary Prospectus included in the Registration Statement, (iii) the Indenture, and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions and no undisclosed prior waiver of any right or remedy contained in any of the documents, (c) the genuineness of each signature, (d) the completeness of each document submitted to us, (e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law, and (h) that each certificate or copy of a public record furnished by public officials is accurate, complete, and authentic.

         We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Debentures, subject to the agreements, qualifications, assumptions and the Company's determinations and beliefs referred to therein, such discussion constitutes, in all material respects, a fair and accurate summary of the matters of United States federal income tax law referred to therein.

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Harris Corporation
October 29, 2002
Page 2


         This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Debentures or of any transaction related to or contemplated by such issuance.

     This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Holland & Knight LLP